Exhibit 99.1

WALKER INNOVATION ANNOUNCES FIRST QUARTER 2017 RESULTS

Operating Expenses Decrease by 49%, Net Loss Reduced by 36% from Prior-Year Period

Stamford, CT – May 5, 2017 – Walker Innovation Inc. (OTCQB: WLKR) (“Walker Innovation” or the “Company”), which develops and commercializes its unique portfolio of intellectual property assets through licensing and enforcement operations and has initiated an effort to acquire one or more operating businesses, today announced first quarter 2017 results.

First Quarter 2017 Highlights

●	Net loss reduced by 36% for the first quarter of 2017 to $1.2 million, or $0.06 per share, compared to net loss of $1.8 million, or $0.09 per share, in the prior-year period.
●	Operating expenses decreases by 49% to $1.3 million for the first quarter of 2017 compared to $2.5 million for the first quarter of 2016.
●	As of March 31, 2017, Walker Innovation had $9.2 million in cash and no outstanding debt on its consolidated balance sheet.
●	Retained New York-based Maxim Group, LLC, an investment bank, to help advise the Company with respect to its acquisition efforts.
●	Retains warrant to acquire 11%, or 12.65 million shares, of Upside Commerce Group, LLC, (“Upside”), the new business travel service launched by Jay Walker earlier this year.

“Our focus remains on positioning the Company to acquire an operating business, maximizing the value of our licensing and enforcement business and our Upside investment, and further implementing ongoing cost savings initiatives,” said Jonathan Siegel, the Company’s Chief Executive Officer. “We look forward to partnering with Maxim to identify and evaluate appropriate acquisition opportunities with the potential to create long-term shareholder value.”

First Quarter 2017 Results

For the first quarter ended March 31, 2017, Walker Innovation reported no revenue versus total revenue of $1.2 million in the prior-year period. Management expects that the timing and results of patent filings and the Company’s enforcement proceedings relating to its intellectual property rights will fluctuate from period to period.

Total operating expenses for the first quarter 2017 were approximately $1.3 million (including a one-time non-recurring charge of $0.1 million related to the repricing of certain employee options) versus $2.5 million in the prior-year period, primarily due to reduced overhead by eliminating positions and streamlining processes to conserve cash across the Company’s businesses.

Net loss for the first quarter of 2017 was $1.2 million compared to net loss of $1.8 million in the prior-year period. Net loss per common share for the first quarter of 2017 was $0.06, compared to net loss per common share of $0.09 in the prior-year period.

Liquidity and Capital Resources

As of March 31, 2017, Walker Innovation had $9.2 million in cash and no outstanding debt on its consolidated balance sheet.

Forward-Looking Statements

This press release may contain certain “forward-looking statements” that reflect the Company’s current expectations and projections about its future results, performance, prospects and opportunities. When used, the words “anticipate,” “believe,” “estimate,” “expect” and “intend” and words or phrases of similar import, as they relate to Walker Innovation, are intended to identify forward-looking statements. Such forward-looking statements include, in particular, projections about the Company’s future results, statements about its plans, strategies, business prospects, changes and trends in its business and the markets in which it operates.

Additionally, statements concerning future matters such as revenue levels, expense levels, and other statements regarding matters that are not historical are forward-looking statements. Management cautions that these forward-looking statements relate to future events or the Company’s future financial performance and are subject to business, economic, and other risks and uncertainties, both known and unknown, that may cause actual results, levels of activity, performance, or achievements of its business or its industry to be materially different from those expressed or implied by any forward-looking statements. Factors that could cause or contribute to such differences in results and outcomes include, but are not limited to, those discussed under the section entitled “Risk Factors” in the Company’s most recently filed Annual Report on Form 10-K and in any Risk Factors or cautionary statements contained in its Quarterly Reports on Form 10-Q or Current Reports on Form 8-K. Readers should carefully review this information as well as other risks and uncertainties described in other filings the Company makes with the Securities and Exchange Commission, or the SEC. The Company does not undertake any obligation to publicly update these forward-looking statements. As a result, investors should not place undue reliance on these forward-looking statements.

About Walker Innovation Inc.

Walker Innovation (OTCQB: WLKR) owns and seeks to commercialize, license and enforce the unique portfolio of intellectual property developed by inventor and entrepreneur Jay Walker, who serves as the Company’s Executive Chairman. The Company has a history of performing innovation services that help companies improve their internal product and business development efforts. The Company’s current plan of operations includes the initiation of an effort to acquire, through merger, share exchange or other transactions, one or more operating businesses, or control of such operating businesses through contractual arrangements. Mr. Walker is best known as the founder of Priceline.com and has twice been named by TIME magazine as “one of the top 50 business leaders of the digital age.” Mr. Walker currently ranks as the world’s 10th most patented living individual, based on U.S. patent issuances according to Wikipedia.  Additional information regarding the company can be found at www.walkerinnovation.com

Investor Contact for Walker Innovation Inc.:
Don Duffy/Garrett Edson, ICR
(203) 682-8200

Media Contact:
Michael Fox, ICR
(203) 682-8218

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(dollars in thousands, except per share amounts)

(Unaudited)

	Three Months Ended March 31,
	2017	2016
Revenues:
Licensing fees	$--	$500
Custom innovation – related party	--	667
Subscription revenue	--	75
Total revenues	--	1,242

Cost of Revenue:
Cost of subscription revenue	--	199
Cost of custom innovation	--	590

Net revenue	--	453

Operating expenses:
Other legal and consulting fees	100	166
Patent prosecution and maintenance fees	33	52
Compensation and benefits (includes non-cash stock based compensation of $248 and $514 for the three months ended March 31, 2017 and 2016)	679	1,236
Professional fees	278	258
General and administrative	194	229
Restructuring charge	--	575
Total operating expenses	1,284	2,516

Operating net loss	(1,284)	(2,063)

Other income	120	239

Interest income	4	2

Net loss	$(1,160)	$(1,822)

Net loss per common share:
Basic	$(0.06)	$(0.09)
Diluted	$(0.06)	$(0.09)

Weighted average common shares outstanding:
Basic	20,742	20,742
Diluted	20,742	20,742

CONDENSED CONSOLIDATED BALANCE SHEETS

(dollars in thousands, except share and per share amounts)

	March 31,	December 31,
	2017	2016
	(Unaudited)
ASSETS
Current Assets:
Cash	$9,183	$10,285
Short-term investment	25	25
Prepaid and other current assets	408	398
Total current assets	9,616	10,708

Property and equipment, net	6	9

Other Assets:
Investment, at fair value	14,621	14,621
Investment, at cost	250	250

TOTAL ASSETS	$24,493	$25,588

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$148	$214
Accrued expenses	428	461
Deferred revenue	232	316
Total current liabilities	808	991

TOTAL LIABILITIES	808	991

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ EQUITY
Preferred stock, $0.001 par value, 15,000,000 shares authorized	—	—
Series B Convertible Preferred stock, $0.001 par value, 14,999,000 shares designated, issued and outstanding as of March 31, 2017 and December 31, 2016, respectively	15	15
Common stock, $0.001 par value, 100,000,000 shares authorized; 21,134,744 shares issued; and 20,741,572 shares outstanding, as of March 31, 2017 and December 31, 2016, respectively	21	21
Treasury stock, 393,172 shares, at cost	(840)	(840)
Additional paid-in capital	47,233	46,985
Accumulated deficit	(22,744)	(21,584)
TOTAL STOCKHOLDERS’ EQUITY	$23,685	24,597

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$24,493	$25,588